Exhibit 99.6


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Foamex International Inc. is filed jointly, on behalf of each of them. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated:  November 8, 2000

                                    THE BANK OF NOVA SCOTIA






                                    By: /s/ D. N. Gillespie
                                        --------------------------------
                                        Name:   D. N. Gillespie
                                        Title:  Managing Director




                                    CALDER & CO.






                                    By: /s/ W. R. Ebbels
                                        ----------------------------------
                                        Name:   W. R. Ebbels
                                        Title:  Partner